TRANSGLOBE ENERGY CORPORATION ANNOUNCES FILING OF MANAGEMENT INFORMATION CIRCULAR FOR PROPOSED BUSINESS COMBINATION WITH VAALCO ENERGY, INC.

AIM & TSX: “TGL” & NASDAQ: “TGA”

TransGlobe Energy Corporation (“TransGlobe” or the “Company”) is pleased to announce that it has filed the management information circular ("Information Circular") and related meeting materials (together with the Information Circular, "Meeting Materials") in relation to the proposed business combination (the “Arrangement”) of TransGlobe and VAALCO Energy, Inc. (NYSE: EGY) (LSE: EGY) ("VAALCO") to create a world-class African-focused E&P company.

•	The Board of Directors Unanimously Recommends that the TransGlobe Shareholders Vote “For” the special resolution ("Arrangement Resolution") to approve the Arrangement
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TransGlobe Shareholders who have questions about the Arrangement or need assistance with voting their shares should contact TransGlobe's proxy solicitation agent, D.F. King & Co., Inc., by phone toll-free at (888) 540-8736 (banks and brokers only at (212) 269-5550) or by email at tga@dfking.com.

Board Recommendation

In recommending that TransGlobe shareholders vote in favour of the Arrangement Resolution, the TransGlobe Board of Directors considered a number of factors, including, but not limited to those listed below:

•	Complementary Business – creates a diversified, African focused, energy company with a complementary asset base.
•	Robust Balance Sheet – provides a strong foundation for meaningful and sustainable shareholder returns.
•	Enlarged Production Base – step-change in production base and cash generation potential.
•	Material Reserves – increased reserve base and opportunity set of the combined companies.
•	Increased Scale – increased scale of combined company promotes market visibility and increased liquidity.
•	Leadership Team – combination brings together two companies with track records of value creation.

YOUR VOTE IS IMPORTANT - PLEASE VOTE

The Meeting Materials will be mailed to TransGlobe’s shareholders shortly. The Meeting Materials contain further information on the Arrangement and a notice convening the special meeting of TransGlobe shareholders scheduled to be held virtually at https://web.lumiagm.com/#/201458342, on September 29,

2022, at 9:00 a.m. (Calgary time) to consider and, if thought advisable, approve the Arrangement Resolution.

Copies of the Meeting Materials will be available on TransGlobe's profile on SEDAR at www.sedar.com and on TransGlobe's website at www.trans-globe.com. TransGlobe shareholders are urged to carefully review and consider the Meeting Materials, which contain important information concerning the Arrangement and the rights and entitlements of the TransGlobe shareholders in relation thereto and to consult with their financial, tax, legal or other professional advisors.

Detailed Expected Timeline:

The dates given in the expected timetable below are based on TransGlobe's current expectations and may change. The precise date for completion of the Arrangement and events leading up to and after it are not ascertainable as at the date of this news release as the Arrangement is subject to a number of conditions beyond the control of TransGlobe. Defined terms in the expected timetable have the same meaning as that set out in the glossary of terms contained in the Information Circular.

Expected Date/Time	Event
September 27, 2022 at 4:00 p.m. (Calgary time)	Deadline to submit notice of intention to appear at the Final Order
September 27, 2022 at 4:00 p.m. (Calgary time)	Deadline to exercise dissent rights
September 27, 2022 at 9:00 a.m., (Calgary time)	Deadline for Odyssey Trust Company to have received proxy forms or voting instructions from TransGlobe Shareholders
September 29, 2022 at 9:00 a.m. (Calgary time)	The Meeting
September 29, 2022 at 2:00 p.m. (Calgary time)	Court hearing in respect of the Final Order
October 3, 2022 at close of business (London time)	Trading of TransGlobe Common Shares suspended on AIM
October 3, 2022 at close of business (London time)	Trading of TransGlobe's depositary interests suspended from settlement through CREST
October 3, 2022 at 11:00 p.m. (Calgary time)	Effective Time of the Arrangement
October 4, 2022 at 7:00 a.m. (London time)	Trading in TransGlobe's Common Shares on AIM cancelled
October 4, 2022 at 7:00 a.m. (London time)	TransGlobe's depositary interests in CREST cancelled
October 4, 2022 at 8:00 a.m. (London time)	Depositary interests in respect of VAALCO Shares re-admitted to trading and Consideration Shares admitted to trading on the Standard Listing segment of the Official List and to the LSE
October 4, 2022 at 7:30 a.m. (Calgary time)	TransGlobe Common Shares delisted on NASDAQ
Within 2 days following receipt by the TSX of the required documents relating to the completion of the Arrangement	TransGlobe Common Shares delisted from TSX

For further information, please contact:

TransGlobe Energy Corporation Randy Neely, President and CEO Eddie Ok, CFO	+1 403 264 9888 investor.relations@trans-globe.com http://www.trans-globe.com or via Tailwind Associates
Tailwind Associates (Investor Relations) Darren Engels	+1 403 618 8035 darren@tailwindassociates.ca http://www.tailwindassociates.ca
Canaccord Genuity (Nomad & Joint-Broker) Henry Fitzgerald-O’Connor Gordon Hamilton	+44(0) 20 7523 8000
Shore Capital (Joint Broker) Toby Gibbs John More	+44(0) 20 7408 4090
DF King Richard Grubaugh	+1 212 493 6950 tga@dfking.com

About TransGlobe

TransGlobe Energy Corporation is a cash flow-focused oil and gas exploration and development company whose current activities are concentrated in the Arab Republic of Egypt and Canada. TransGlobe’s common shares trade on the Toronto Stock Exchange and the AIM market of the London Stock Exchange under the symbol TGL and on the NASDAQ Exchange under the symbol TGA.

Forward-Looking Statements

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created by those laws and other applicable laws and “forward-looking information” within the meaning of applicable Canadian securities laws. Where a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. All statements other than statements of historical fact may be forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “forecast,” “outlook,” “aim,” “target,” “will,” “could,” “should,” “may,” “likely,” “plan” and “probably” or similar words may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this document include, but are not limited to, statements relating to (i) the Arrangement and its expected terms, timing and closing, including receipt of required approvals and satisfaction of other customary closing conditions; (ii) expectations regarding meaningful and sustainable shareholder returns of the combined company; (iii) expectations regarding a step-change in production base and cash generation potential of the combined company; (iv) expectations regarding an increased reserve base and opportunity set of the combined company; (v) the potential for increased liquidity; and (vi) expectations of future plans, priorities and focus and benefits of the Arrangement.

Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to: the ability to obtain stockholder, shareholder, court and regulatory approvals, if any, of the Arrangement; the ability to complete the Arrangement on anticipated terms and timetable; the possibility that various closing conditions for the transaction may not be satisfied or waived; risks relating to any unforeseen liabilities of VAALCO or TransGlobe; the tax treatment of the Arrangement in the United States and Canada; declines in oil or natural gas prices; the level of success in exploration, development and production activities; adverse weather conditions that may negatively impact development or production activities; the timing and costs of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs; the ability to generate cash flows that, along with cash on hand, will be sufficient to support operations and cash requirements; the ability to attract capital or obtain debt financing arrangements; currency exchange rates and regulations; actions by joint venture co-owners; hedging decisions, including whether or not to enter into derivative financial instruments; international, federal and state initiatives relating to the regulation of hydraulic fracturing; failure of assets to yield oil or gas in commercially viable quantities; uninsured or underinsured losses resulting from oil and gas operations; inability to access oil and gas markets due to market conditions or operational impediments; the impact and costs of compliance with laws and regulations governing oil and gas operations; the ability to replace oil and natural gas reserves; any loss of senior management or technical personnel; competition in the oil and gas industry; the risk that the Arrangement may not increase VAALCO’s relevance to investors in the international E&P industry, increase capital market access through scale and diversification or provide liquidity benefits for stakeholders; and other risks described (i) under the caption “Risk Factors” in VAALCO’s 2021 Annual Report on Form 10-K filed with the SEC on March 11, 2022; (ii) in TransGlobe’s 2021 Annual Report on Form 40-F, filed with the SEC on March 17, 2022 or TransGlobe's annual information form for the year ended December 31, 2021 dated March 17, 2022; and (iii) the Information Circular. TransGlobe is not affirming or adopting any statements or reports attributed to VAALCO (including oil and gas reserves information) in this document or made by VAALCO outside of this document. There may be additional risks that TransGlobe presently does not know, or that TransGlobe currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect TransGlobe’s expectations, plans or forecasts of future events and views as of the date of this document. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. No obligation is being undertaken to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Certain Assumptions Relating to Forward Looking Statements

Forward-looking statements or information are based on a number of factors and assumptions which have been used to develop such statements and information but which may prove to be incorrect. Although TransGlobe believes the expectations reflected in such forward-looking statements or information are reasonable, undue reliance should not be placed on forward-looking statements because TransGlobe can give no assurance that such expectations will prove to be correct. Many factors could cause actual results to differ materially from those expressed or implied in any forward-looking statements contained herein.

In addition to other factors and assumptions which may be identified in this document, assumptions have been made regarding, among other things, anticipated production volumes; the timing of receipt of regulatory and shareholder approvals for the arrangement; the ability of the combined business to realize the anticipated benefits of the arrangement; ability to effectively integrate assets and property as a result of the Arrangement; ability to obtain qualified staff and equipment in a timely and cost-efficient manner; regulatory framework governing royalties, taxes and environmental matters in the jurisdictions in which TransGlobe and VAALCO conducts and the combined business will conduct its business; future capital expenditures; future sources of funding for capital programs; current commodity prices and royalty regimes; future exchange rates; the price of oil; the impact of increasing competition; conditions in general economic and financial markets; availability of drilling and related equipment; effects of regulation by governmental agencies; future operating costs; uninterrupted access to areas of operation and infrastructure; recoverability of reserves and future production rates; the combined business will have sufficient cash flow, debt and equity sources or other financial resources required to fund its capital and operating expenditures and requirements as needed; results of operations will be consistent with expectations; current or, where applicable, proposed industry conditions, laws and regulations will continue in effect; the estimates of reserves and resource volumes and the assumptions related thereto are accurate in all material respects; and other matters.

No Offer or Solicitation

This announcement shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Arrangement. This announcement is for information purposes only and shall not constitute a recommendation to participate in the Arrangement or to purchase any securities. This announcement does not constitute an offer to sell or issue, or the solicitation of an offer to buy, acquire or subscribe for any securities in any jurisdiction, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act, or by means of a prospectus approved by the Financial Conduct Authority, or an exemption therefrom.